EXHIBIT 5.1

FIRST TENNESSEE BUILDING 165 MADISON AVENUE SUITE 2000 MEMPHIS, TENNESSEE 38103 phone: 901.526.2000 fax: 901.577.2303 www.bakerdonelson.com

Jackie G. Prester

Direct Dial: 901.577.8114

Direct Fax: 901.577.0762

E-Mail Address: jprester@bakerdonelson.com

February 7, 2014

eOn Communications Corporation

1703 Sawyer Road

Corinth, Mississippi 38834

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to eOn Communications Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-3 (the “Registration Statement”), as filed with the U.S. Securities and Exchange commission (the “Commission”) by the Company under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the potential resale from time to time by selling stockholders identified in the Registration Statement of up to 606,140 shares of the Company’s common stock (the “Shares”) issuable upon the conversion of shares of the Company’s Series B Convertible Preferred Stock (the “Series B Stock”) or upon the exercise of warrants to purchase Company common shares (the “Warrants”) held by such selling stockholders.

In connection with this opinion, we have examined originals or copies of (i) the Registration Statement, (ii) the Amended and Restated Certificate of Incorporation of the Company, as currently in effect, (iii) the Amended and Restated Bylaws of the Company, as currently in effect, (iv) that certain Securities Purchase Agreement dated December 17, 2013 among the Company and the investors identified therein relating to the issuance and sale of the Series B Stock and Warrants, (v) the Certificate of Designations setting forth the rights and preferences of the Company’s Series B Stock (the “Certificate of Designations”), (vi) the Warrants; and (vii) certain resolutions of the Company’s board of directors.

In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies. We have also assumed the accuracy, completeness and authenticity of the certifications of officers and public officials, and statements of fact, on which we are relying, and have made no independent investigations thereof. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

eOn Communications Corporation

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized, and when issued and delivered upon either (i) conversion of the Series B Stock pursuant to the terms of the Certificate of Designations or (ii) exercise of the Warrants pursuant to the terms set forth in the Warrants, will be validly issued, fully paid and nonassessable.

Our opinion is subject to the following qualifications and limitations:

(a) The foregoing opinion is limited to the laws of the State of Delaware relating to corporation law, and we do not express any opinion herein concerning any other law.

(b) The opinions set forth herein are expressed as of the date hereof and we disclaim any undertaking to advise you of any changes which may subsequently be brought to our attention in the facts or the law upon which such opinions are based.

This opinion letter has been prepared solely for your use and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm. We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm wherever it appears in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended.

BAKER, DONELSON, BEARMAN, CALDWELL & BERKOWITZ, a professional corporation

By:	/s/ Jackie G. Prester
Jackie G. Prester
Authorized Representative